Exhibit 10.1

              ADDENDUM TO SOFTWARE ROYALTY AGREEMENT DATED 9/1/96
              Between James Wester and Information Analysis, Inc.

This ADDENDUM replaces paragraph 3 to read:

         "Royalty Sharing - In consideration of the funds to be provided by Wester for expense sharing, Wester shall be entitled to receive royalties from IAI based upon the following schedule of net license revenue received for the CAST product, not to exceed in the aggregate, 150% of the funds provided by Wester to IAI under Paragraph 2 above.

                                                     Percentage of License Fees

         1st Half 1998                                             1%
         2nd Half 1998                                             2%
         1999 & thereafter                                        10%

         IAI will provide a quarterly report to Wester of license revenue received for the CAST product, accompanied by a check for the royalty due to Wester with respect to the license revenue included on said report."

                                                 Information Analysis, Inc.

/s/ James Wester                                 /s/ Sandor Rosenberg
___________________________                      _______________________________
James Wester                                     By  Sandor Rosenberg
                                                 Title: Chief Executive Officer

March 31, 1998                                   March 31, 1998
___________________________                      _______________________________
Date                                             Date